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                                                                    EXHIBIT 21.1
                                                                Fiscal 1999 10-K


                               OUTLOOK GROUP CORP.

                              List of Subsidiaries



         Outlook Foods, Inc.,  a Wisconsin corporation

         Outlook Label Systems, Inc.,  a Wisconsin corporation

         Outlook Packaging, Inc.,  a Wisconsin corporation


All are wholly-owned by Outlook Group Corp.  Outlook Foods, Inc. is inactive.